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                                                                   EXHIBIT 10.18
                         RATIONAL SOFTWARE CORPORATION
                         -----------------------------
                             RELOCATION AGREEMENT
                             --------------------

     This Relocation Agreement (the "Agreement") is entered into effective as of April 12, 2001 (the "Effective Date"), by and between Rational Software Corporation, a Delaware corporation (the "Company"), and David H. Bernstein (the "Employee").

     1.   Nature of Employment. The Company agrees to employ Employee as Senior
          --------------------
Vice President, Products. The Company and Employee agree that Employee's employment with the Company is and shall continue to be "at-will" and may be terminated at any time with or without cause or notice by either the Company or Employee. Not withstanding this fact, this agreement shall bind the Company for reimbursement of all of Employee's expenses as itemized in paragraphs 3-6 inclusive of this Agreement for a period not to exceed two (2) years from the effective date of this agreement.

     2.   Terms of Relocation Loan. In connection with the transfer of
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Employee's principal place of employment from Massachusetts to California, the
Company will provide Employee with a non-interest bearing loan in the amount of $2.5 million (the "Loan") for purposes of Employee's acquisition of a new principal residence located at 27240 Natoma Road, Los Altos Hills, California (the "California Residence"). The Loan shall be subject to, and governed by, the terms and conditions of a Promissory Note and mortgage between the Employee and the Company, the form of which shall be provided to Employee by the Company (the "Promissory Note"). Company and Employee shall promptly execute such Promissory Note, and all other documents necessary to effect such Promissory Note, after execution of this Agreement. The Promissory Note shall state that the Employee shall grant Company a mortgage security interest in the California Residence (as more particularly described in the Promissory Note) for the term of the Loan and that the loan proceeds be used only to purchase the California Residence. The Promissory Note shall also state that the Loan shall be due and payable upon the occurrence of a Maturity event as defined in the Promissory Note The Loan is intended to satisfy the Requirements of Temporary Treasury Regulation Section 1.7872-5T(c)(1)(i) and the Employee and Company agree to execute such documents as are necessary to reasonably comply therewith.

     3.   Reimbursement/Relocation.
          ------------------------

          (a)  Relocation Costs. Company will reimburse the Employee, under the
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Company's standard relocation policy, for all of the Employee's costs reasonably incurred to relocate from Massachusetts to California. These costs shall include:

               1. The cost of selling Employee's home at 25 Glezen Lane, Wayland, Massachusetts (the "Massachusetts Residence"), including standard, market-rate brokerage commission.

               2. The cost of relocating the Employee's family and possessions located in the Massachusetts Residence to California.
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                    (b)  Loss on Sale (Massachusetts Residence). The Company
                         --------------------------------------
will reimburse Employee for any loss (net of sales costs) that the Employee sustains as a result of the sale of the Massachusetts Residence ; provided, however, that Employee shall use reasonable efforts to obtain the maximum market value for the Massachusetts Residence at any such sale. Company will reimburse the difference between the Employee's initial purchase price of One Million Eight Hundred Thousand Dollars ($1,800,000) and the sales price of said property realized at such sale, less selling costs.

                    (c)  Loss on Sale (California Residence). The Company will
                         -----------------------------------
reimburse Employee for any loss (net of sales costs) that the Employee sustains as a result of the sale of the California Residence so long as Employee is employed by the Company on the date of such sale ; provided, however, that Employee shall use reasonable efforts to obtain the maximum market value for the California Residence at any such sale. The purchase price of the California Residence is Five Million Two Hundred Thousand Dollars ($5,200,000).

     4.   Reimbursement/Transition. The Company and Employee anticipate that
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employee will spend a significant amount of time in both the Massachusetts location and the California location during a period of approximately two years from the Effective Date (the "Transition Period"). During the Transition Period, Company will reimburse Employee for costs reasonably incurred by the Employee to maintain two residences, up to $100,000 per year. This amount will be reviewed one year after the Effective date, and may be adjusted at that time by mutual consent of the parties.

     5.   Tax Reimbursement. The Company will make a "gross-up" payment with
          -----------------
respect to all taxable payments made under this Agreement at the Employee's tax rate to compensate the Employee for any incremental federal or state tax liability that may be incurred by the Employee as a result of payments received by the Employee from the Employer pursuant to this agreement.

     6.   Arbitration and Equitable Relief.
          --------------------------------

          (a) Except as provided in Section 6(c) below, the Company and Employee agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b)  The Company shall pay all costs and expenses of such arbitration.

          (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief as

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necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 6, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES, EXCEPT AS PROVIDED IN SECTION 6(c), TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRAIL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP THAT ARE THE SUBJECT OF THIS AGREEMENT.


     Executed as a sealed instrument as of the effective Date of this Agreement.



                         RATIONAL SOFTWARE CORPORATION (Company)

                         BY:


                         /s/ Timothy A. Brennan, Senior VP, CFO and Secretary
                         ----------------------------------------------------

                         /s/ David H. Bernstein
                         ----------------------------------------------------
                         DAVID H. BERNSTEIN (Employee)

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